Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES $6.7 MILLION OF NET INCOME IN THE THIRD QUARTER, 2013

October 21, 2013

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $6.2 million, or $0.26 per diluted share, for the quarter ended September 30, 2013, compared to $1.1 million, or $0.04 per diluted share, for the quarter ended September 30, 2012. For the year to date period ending September 30, 2013, the Company reported net income available to common shareholders of $17.3 million, or $0.71 per diluted share, compared to $7.3 million, or $0.30 per diluted share, for the same period in 2012. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “I’m pleased with another good quarter, highlighted by stable earnings, modest growth in our total revenues and strong non-covered loan growth. We anticipate closing the Prosperity transaction in the fourth quarter and believe we can complete our expense savings and balance sheet restructuring before the end of 2013.”

Highlights of the results for the third quarter of 2013 include the following:

•	Non-covered loans increased $33.4 million during the third quarter, representing an 8.62% annualized growth rate for the quarter and 12.82% for the year to date period.

•	Return on average assets and return on average tangible equity were 0.94% and 10.75%, respectively.

•	Total revenue increased to $44.0 million in the third quarter of 2013 compared to $41.5 million in the third quarter in 2012.

•	The Company’s net interest margin was 4.80% in the third quarter of 2013, compared to 4.52% in the third quarter of 2012 and 4.96% in the second quarter of 2013.

•	Tangible common equity to tangible assets increased to 9.22% at September 30, 2013, compared to 9.15% at June 30, 2013.

•	Annualized net charge-offs for the current quarter declined to 0.70% of total loans, compared to 2.76% for the year ended December 31, 2012.

•	Noninterest income was $12.3 million for the third quarter of 2013, compared to $9.8 million in the third quarter of 2012.

Operating Results

Net income in the third quarter of 2013 totaled $6.7 million before preferred dividends, an increase of $4.8 million compared to the same quarter in 2012. For the year to date period, the Company’s earnings before preferred dividends were $18.6 million, compared to $9.8 million in the year to date period in 2012. Return on average assets and average common equity were 0.94% and 10.75%, respectively, in the third quarter of 2013 compared to 0.26% and 3.12%, respectively, in the same quarter of 2012. Slightly larger levels of total revenue coupled with lower levels of credit expense combined to improve the Company’s results.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2013 totaled $29.3 million, an increase of $1.1 million, or 3.8%, compared to the $28.2 million reported for the third quarter of 2012. The Company’s net interest margin during the current quarter was 4.80%, compared to 4.52% during the third quarter of 2012.

Yields on earning assets in the third quarter of 2013 were 5.20%, compared to 5.06% in the third quarter of 2012. An improving mix of earning assets, more heavily concentrated in loans, helped offset declining yields on the Company’s loan portfolio. Earning assets totaled $2.46 billion at the end of the third quarter of 2013, compared to $2.44 billion at the end of the third quarter of 2012. Average loans comprised 84.1% of average earning assets in the third quarter of 2013, compared to 80.1% in the third quarter of 2012, while investment securities reduced from 14.9% of total earning assets at September 30, 2012 to 13.1% at September 30, 2013.

Yields on non-covered loans for the third quarter of 2013 were 5.36%, compared to 5.68% in the same quarter in 2012. Covered loan yields increased from 6.19% in the third quarter of 2012 to 7.65% in the third quarter of 2013. The covered loan yields continue to be positively impacted by fair value adjustments and the resolution of problem credits. Production yields in the most recent quarter were 4.86%, compared to 5.33% in the third quarter of 2012. While yields on production of new and renewed loans are below current portfolio yields, management anticipates the revenue impact to be muted as they expect continued growth in total loans and less interest rate pressure due to recent increases in interest rates.

The Company continued to experience savings on deposit costs as in recent quarters. Total costs of deposits fell to 0.33%, compared to 0.34% in the second quarter of 2013 and 0.46% in the third quarter of 2012. Savings on time deposits were most significant, with CD costs falling from 0.97% in the third quarter of 2012 to 0.69% in the third quarter of 2013. Additional savings have been achieved from improvement in the deposit mix, with time deposits representing only 26.8% of total deposits in the current quarter in 2013, compared to 32.0% in the third quarter of 2012.

Non-interest Income

Non-interest income in the third quarter of 2013 improved to $12.3 million, compared to $9.8 million in the same quarter of 2012. The Company’s mortgage operations continued to grow during the third quarter of 2013, as mortgage revenues increased to $5.2 million for the quarter, compared to $3.7 million for the same quarter of 2012. The Company continues to focus on recruiting and retaining higher volume producers with concentrations in purchase transactions but anticipates a slower pace of hiring in the coming quarters. Volumes in the third quarter of 2013 were 77% centered on purchase transactions compared to 62% in the same quarter in 2012.

Also, during the third quarter, the Company recorded pre-tax gains of approximately $695,000 on sales of SBA loans. There were no gains recorded in the same period of 2012 and total pre-tax gains recorded for the current year are $1.3 million. Up until the end of the third quarter of 2013, the Company had relied on the production through branch referrals and had not recruited development officers focused on SBA production. The Company anticipates hiring producers with the goal of building a material revenue source associated with SBA.

Non-interest Expense

Total operating expenses for the third quarter of 2013 were $28.7 million, compared to $28.8 million for the third quarter of 2012. Salaries and benefits increased to $14.4 million in the current quarter of 2013, compared to $13.8 million in the same quarter in 2012, as commissions and support costs in the Company’s mortgage operations increased commensurate with the increase in revenues. Excluding compensation costs in the Company’s mortgage operations, salaries and benefits declined to $10.8 million in the third quarter of 2013, compared to $11.4 million in the third quarter of 2012. Included in operating expenses during the third quarter was approximately $413,000 of merger and conversion costs associated with the acquisition of the Prosperity Banking Company.

Increases in compensation costs were offset by declines in non-provision credit-related costs, which fell from $3.7 million in the third quarter of 2012 to $3.0 million in the third quarter of 2013. Occupancy and equipment costs, declined when compared to prior year levels, while data processing and telecommunications expense increased during the same time period. Other operating expenses for the current quarter of 2013 were $4.4 million, compared to $4.6 million in the third quarter of 2012.

Balance Sheet Trends

Total assets at September 30, 2013 were $2.82 billion, a decrease of $200.6 million when compared to $3.02 billion reported at December 31, 2012. Declines in total asset levels were expected and are associated mostly with the Company’s restructuring efforts, which resulted in the closing of thirteen existing retail facilities since the third quarter of 2012. Similarly, earning assets declined as well, although the mix of earning assets has improved. Earning assets fell from $2.55 billion at December 31, 2012 to $2.46 billion at September 30, 2013. Total loans increased during that period from $2.01 billion at the end of 2012 to $2.08 billion at the end of the third quarter and now represent 84.3% of total earning assets, compared to 78.8% at the end of the year.

Total non-covered loans increased $138.6 million during the first nine months of 2013 to end at $1.59 billion at September 30, 2013, compared to $1.45 billion at December 31, 2012. Seasonal borrowings from agricultural customers as well as successful sales efforts contributed to the 12.8% annualized increase in loans. Additionally, covered loans fell by $25.9 million during the third quarter of 2013 to $417.6 million compared to balances reported at June 30, 2013. Management, noting that this is a much slower pace of quarterly run-off than has been experienced in several years, is optimistic that the trends in non-covered loan growth and covered loan run-off will continue.

Total deposits decreased $181.2 million to $2.44 billion during the first nine months of 2013, compared to $2.62 billion at December 31, 2012. Year-end deposit levels contain unusually high liquidity levels from local municipalities and agricultural customers, and decreases from this level are not indicative of current trends. Decreases in deposit accounts associated with the closed branches have been unexpectedly low, totaling only $44.3 million at September 30, 2013. Additional declines in future quarters may occur as there are $23.2 million of time deposits in the affected branches that have not yet matured. Management originally estimated a potential for a decline of 5% in the Company’s deposits associated with the consolidation effort, but management now believes the run-off will be much less.

Indemnification Asset

At September 30, 2013, the Company’s FDIC loss-sharing receivable totaled $81.8 million, which is comprised of $55.4 million in indemnification asset (for reimbursements associated with anticipated losses in future quarters) and $26.4 million in current charge-offs and expenses already incurred but not yet submitted for reimbursement. This is a significant decrease from the $105.5 million FDIC loss-sharing receivable recorded at June 30, 2013, which was comprised of $75.7 million in indemnification asset and $29.8 million in current charge-offs and expenses.

Credit Expenses and Asset Quality

Non-performing assets declined to $69.7 million, a decrease of $9.0 million, from $78.7 million reported at December 31, 2012. Nonaccrual loans declined $7.2 million to $31.7 million at September 30, 2013, compared to $38.9 million at December 31, 2012. The Company’s balances in non-covered OREO (other real estate owned) decreased $1.9 million to $38.0 million at September 30, 2013, compared to $39.9 million at December 31, 2012. Classified assets to total regulatory capital declined to 28.6% at the end of the third quarter of 2013, compared to 32.3% at the same time in 2012.

The Company’s quarterly provision for loan losses was $2.9 million in the third quarter of 2013, compared to $6.5 million in the same quarter in 2012. Net charge-offs on loans during the third quarter of 2013 were $2.8 million, compared to $2.9 million during the second quarter of 2013 and $6.0 million during the third quarter of 2012. As a percentage of loans, net charge-offs were 0.70% of average loans on an annualized basis for the third quarter of 2013, compared to 0.74% during the second quarter of 2013 and 1.65% during the third quarter of 2012.

Acquisition of the Prosperity Banking Company Update

As announced on May 2, 2013, the Company has a pending acquisition of the Prosperity Banking Company, a bank holding company headquartered in Saint Augustine, Florida. The acquisition is subject to customary conditions, to include regulatory approval and approval by Prosperity’s shareholders at their scheduled meeting on November 20, 2013. Management expects to close the transaction during the fourth quarter of 2013. The acquisition will add 12 banking locations to the Ameris footprint in northeast Florida and will expand the Company’s presences in the Florida panhandle. The acquisition will add approximately $740.8 million in total assets and $492.7 million in deposits to the current Ameris franchise.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 57 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$6,234	$6,236	$4,844	$3,554	$1,076	$17,314	$7,304
PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.26	$0.26	$0.20	$0.15	$0.05	$0.72	$0.31
Diluted	$0.26	$0.26	$0.20	$0.15	$0.04	$0.71	$0.30
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$10.98	$10.88	$10.72	$10.56	$10.41	$10.98	$10.41
Tangible book value per share (period end)	$10.85	$10.74	$10.57	$10.39	$10.23	$10.85	$10.23
Weighted average number of shares:
Basic	23,900,665	23,878,898	23,867,691	23,815,583	23,819,144	23,882,539	23,800,121
Diluted	24,315,821	24,287,628	24,246,346	23,857,095	23,973,369	24,297,695	23,954,346
Period-end number of shares	23,907,509	23,894,327	23,875,680	23,799,768	23,819,144	23,907,509	23,819,144
Market data:
High closing price	$19.79	$16.94	$14.51	$12.71	$12.88	$19.79	$13.40
Low closing price	$17.35	$13.16	$12.79	$10.50	$11.27	$12.79	$10.34
Period end closing price	$18.38	$16.85	$14.35	$12.49	$12.59	$18.38	$12.59
Average daily volume	75,545	53,403	51,887	48,295	45,543	60,457	54,325
PERFORMANCE RATIOS
Return on average assets	0.94%	0.95%	0.75%	0.62%	0.26%	0.89%	0.44%
Return on average common equity	10.75%	10.66%	8.53%	7.72%	3.12%	10.11%	5.38%
Earning asset yield (TE)	5.20%	5.38%	5.21%	5.22%	5.06%	5.26%	5.20%
Total cost of funds	0.39%	0.40%	0.40%	0.44%	0.51%	0.39%	0.60%
Net interest margin (TE)	4.80%	4.96%	4.79%	4.75%	4.52%	4.85%	4.55%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	27.76%	26.16%	26.27%	25.86%	23.60%	26.74%	18.11%
Efficiency ratio	69.09%	65.32%	72.76%	71.85%	75.68%	69.02%	68.55%
CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	10.30%	10.25%	9.91%	9.24%	10.14%	10.30%	10.14%
Tangible common equity to tangible assets	9.22%	9.15%	8.83%	8.20%	8.27%	9.22%	8.27%
EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	9.22%	9.15%	8.83%	8.20%	8.27%	9.22%	8.27%
Effect of preferred equity	0.99%	0.99%	0.97%	0.92%	1.74%	0.99%	1.74%
Effect of goodwill and other intangibles	0.09%	0.11%	0.11%	0.12%	0.13%	0.09%	0.14%

Equity to assets (GAAP)	10.30%	10.25%	9.91%	9.24%	10.14%	10.30%	10.14%

OTHER PERIOD-END DATA
Banking Division FTE	678	683	693	736	754	678	754
Mortgage Division FTE	158	155	127	130	118	158	118

Total Ameris Bancorp FTE Headcount	836	838	820	866	872	836	872

Assets per FTE	$3,371	$3,352	$3,490	$3,486	$3,382	$3,371	$3,382
Branch locations	57	57	57	66	66	57	66
Deposits per branch location	$42,867	$42,861	$43,684	$39,768	$39,093	$42,867	$39,093

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
INCOME STATEMENT
Interest income
Interest and fees on loans	$29,633	$29,859	$28,716	$30,329	$29,165	$88,208	$88,981
Interest on taxable securities	1,720	1,719	1,697	1,737	2,017	5,136	6,513
Interest on nontaxable securities	352	344	375	371	365	1,071	1,104
Interest on deposits in other banks	44	29	85	102	104	158	332
Interest on federal funds sold	—	—	—	—	—	0	10

Total interest income	31,749	31,951	30,873	32,539	31,651	94,573	96,940

Interest expense
Interest on deposits	$2,025	$2,083	$2,226	$2,603	$3,005	$6,334	$10,724
Interest on other borrowings	404	392	309	377	408	1,105	1,370

Total interest expense	2,429	2,475	2,535	2,980	3,413	7,439	12,094

Net interest income	29,320	29,476	28,338	29,559	28,238	87,134	84,846
Provision for loan losses	2,920	4,165	2,923	4,442	6,540	10,008	26,647

Net interest income/(loss) after provision for loan losses	$26,400	$25,311	$25,415	$25,117	$21,698	$77,126	$58,199

Noninterest income
Service charges on deposit accounts	$4,948	$4,695	$4,837	$5,299	$5,121	$14,480	$14,277
Mortgage banking activity	5,232	5,001	4,464	4,768	3,740	14,697	8,221
Other service charges, commissions and fees	593	617	329	387	331	1,539	1,044
Gain(loss) on sale of securities	—	(1)	172	322	—	171	—
Gains from acquisitions	—	—	—	—	—	—	20,037
Other non-interest income	1,515	1,072	1,558	1,128	639	4,145	2,391

Total noninterest income	12,288	11,384	11,360	11,904	9,831	35,032	45,970

Noninterest expense
Salaries and employee benefits	14,412	13,381	13,806	15,785	13,766	41,599	37,337
Occupancy and equipment expenses	3,149	2,978	2,931	3,653	3,340	9,058	9,555
Data processing and telecommunications expenses	3,072	2,836	2,570	3,254	2,599	8,478	7,429
Credit related expenses (1)	2,971	2,349	4,844	2,548	3,706	10,164	19,868
Advertising and marketing expenses	434	327	255	488	421	1,016	1,134
Amortization of intangible assets	346	358	364	364	364	1,068	996
Other non-interest expenses	4,365	4,459	4,114	3,699	4,614	12,938	13,360

Total noninterest expense	28,749	26,688	28,884	29,791	28,810	84,321	89,679

Operating profit/(loss)	$9,939	$10,007	$7,891	$7,230	$2,719	$27,837	$14,490
Income tax (benefit)/expense	3,262	3,329	2,606	2,558	816	9,197	4,727

Net income/(loss)	$6,677	$6,678	$5,285	$4,672	$1,903	$18,640	$9,763

Preferred stock dividends	443	442	441	1,118	827	1,326	2,459

Net income/(loss) available to common shareholders	$6,234	$6,236	$4,844	$3,554	$1,076	$17,314	$7,304

Diluted earnings available to common shareholders	0.26	0.26	0.20	0.15	0.04	0.71	0.30

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$53,516	$50,343	$50,487	$80,256	$57,289
Federal funds sold and interest bearing balances	73,899	43,904	81,205	193,677	66,872
Investment securities available for sale, at fair value	312,248	316,168	324,029	346,909	361,051
Other investments	7,764	7,764	5,528	6,832	7,003
Mortgage loans held for sale	69,634	62,580	42,332	48,786	29,021
Loans, net of unearned income	1,589,267	1,555,827	1,492,753	1,450,635	1,439,862
Covered loans	417,649	443,517	460,724	507,712	546,234
Less allowance for loan losses	23,854	24,217	23,382	23,593	25,901

Loans, net	1,983,062	1,975,127	1,930,095	1,934,754	1,960,195
Other real estate owned	37,978	39,885	40,434	39,850	37,325
Covered other real estate owned	52,552	62,178	77,915	88,273	88,895

Total other real estate owned	90,530	102,063	118,349	128,123	126,220
Premises and equipment, net	65,661	70,167	72,340	75,983	75,609
Intangible assets, net	1,972	2,318	2,676	3,040	3,404
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	81,763	105,513	160,979	159,724	198,440
Cash value of bank owned life insurance	49,095	47,495	45,832	15,603	50,087
Other assets	28,402	24,277	26,843	24,409	13,236

Total assets	$2,818,502	$2,808,675	$2,861,651	$3,019,052	$2,949,383

Liabilities
Deposits:
Noninterest-bearing	$475,505	$475,445	$490,961	$510,751	$464,503
Interest-bearing	1,967,916	1,967,658	1,999,012	2,113,912	2,115,614

Total deposits	2,443,421	2,443,103	2,489,973	2,624,663	2,580,117
Federal funds purchased & securities sold under agreements to repurchase	20,255	19,142	22,919	50,120	17,404
Other borrowings	5,000	—	—	—	—
Other liabilities	17,201	16,384	22,768	22,983	10,387
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,528,146	2,520,898	2,577,929	2,740,035	2,650,177

Stockholders’ equity
Preferred stock	$27,938	$27,845	$27,753	$27,662	$51,207
Common stock	25,271	25,258	25,239	25,155	25,155
Capital surplus	165,835	165,483	165,078	164,949	164,182
Retained earnings	83,025	76,791	70,554	65,710	62,156
Accumulated other comprehensive income/(loss)	(531)	3,582	6,274	6,607	7,337
Less treasury stock	(11,182)	(11,182)	(11,176)	(11,066)	(10,831)

Total stockholders’ equity	290,356	287,777	283,722	279,017	299,206

Total liabilities and stockholders’ equity	$2,818,502	$2,808,675	$2,861,651	$3,019,052	$2,949,383

Other Data
Earning Assets	2,462,697	2,421,996	2,401,043	2,547,719	2,443,040
Intangible Assets	2,928	3,274	3,632	3,996	4,360
Interest Bearing Liabilities	2,035,440	2,029,069	2,064,200	2,206,301	2,175,287
Average Assets	2,806,799	2,820,863	2,875,274	2,985,116	2,935,715
Average Common Stockholders’ Equity	246,490	251,240	251,214	240,787	242,614

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
ASSET QUALITY INFORMATION (1)
Allowance for loan losses
Balance at beginning of period	$24,217	$23,382	$23,593	$25,901	$26,198	$23,593	$35,156
Provision for loan loss (2)	2,449	3,695	2,603	4,091	5,690	8,747	24,360
Charge-offs	3,457	3,200	3,036	6,996	6,092	9,693	34,167
Recoveries	645	340	222	597	105	1,207	552

Net charge-offs (recoveries)	2,812	2,860	2,814	6,399	5,987	8,486	33,615
Ending balance	$23,854	$24,217	$23,382	$23,593	$25,901	$23,854	$25,901

As a percentage of loans	1.50%	1.56%	1.57%	1.63%	1.80%	1.50%	1.80%
As a percentage of nonperforming loans	75.20%	76.13%	62.39%	60.67%	67.76%	75.20%	67.76%
Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$482	$324	$410	$562	$235	$1,216	$889
Real Estate - Residential	1,323	1,328	779	2,080	2,268	3,430	6,642
Real Estate - Commercial and Farmland	1,080	768	1,025	2,352	715	2,873	18,199
Real Estate - Construction and Development	367	576	655	1,561	2,608	1,598	7,819
Consumer Installment	205	204	167	441	266	576	618

Total charge-offs	3,457	3,200	3,036	6,996	6,092	9,693	34,167

Recoveries
Commercial, Financial and Agricultural	212	44	84	56	23	340	101
Real Estate - Residential	291	144	85	26	37	520	199
Real Estate - Commercial and Farmland	5	10	3	450	8	18	32
Real Estate - Construction and Development	84	2	2	17	4	88	23
Consumer Installment	53	140	48	48	33	241	197

Total recoveries	645	340	222	597	105	1,207	552

Net charge-offs (recoveries)	$2,812	$2,860	$2,814	$6,399	$5,987	$8,486	$33,615

Non-accrual loans	31,720	31,811	37,476	38,885	38,225	31,720	38,225
Foreclosed assets	37,978	39,885	40,434	39,850	37,325	37,978	37,325
Accruing loans delinquent 90 days or more	—	—	—	—	—	—	—

Total non-performing assets	69,698	71,696	77,910	78,735	75,550	69,698	75,550

Non-performing assets as a percent of total assets	2.47%	2.55%	2.72%	2.61%	2.56%	2.47%	2.56%
Net charge offs as a percent of loans (Annualized)	0.70%	0.74%	0.76%	1.75%	1.65%	0.71%	3.12%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012
Loans by Type
Commercial, financial & agricultural	$244,991	$208,424	$180,888	$174,217	$189,374
Real estate - construction & development	132,277	134,607	130,161	114,199	125,315
Real estate - commercial & farmland	799,149	788,654	766,227	732,322	713,240
Real estate - residential	355,920	357,685	355,716	346,480	343,332
Consumer installment	36,303	36,923	37,335	40,178	43,441
Other	20,627	29,534	22,426	43,239	25,160

Total Legacy (non-covered)	$1,589,267	$1,555,827	$1,492,753	$1,450,635	$1,439,862

Commercial, financial & agricultural	$27,768	$27,371	$28,568	$32,606	$37,167
Real estate - construction & development	50,702	52,972	57,114	70,184	73,356
Real estate - commercial & farmland	237,086	255,102	260,159	278,506	298,903
Real estate - residential	101,146	107,107	113,668	125,056	135,154
Consumer installment	947	965	1,215	1,360	1,654

Total Covered (at fair value)	$417,649	$443,517	$460,724	$507,712	$546,234

Total Loan Portfolio:
Commercial, financial & agricultural	$272,759	$235,795	$209,456	$206,823	$226,541
Real estate - construction & development	182,979	187,579	187,275	184,383	198,671
Real estate - commercial & farmland	1,036,235	1,043,756	1,026,386	1,010,828	1,012,143
Real estate - residential	457,066	464,792	469,384	471,536	478,486
Consumer installment	37,250	37,888	38,550	41,538	45,095
Other	20,627	29,534	22,426	43,239	25,160

Total Loans	$2,006,916	$1,999,344	$1,953,477	$1,958,347	$1,986,096

Troubled Debt Restructurings:
Accruing loan types:
Commercial, financial & agricultural	$521	$1,059	$799	$802	$804
Real estate - construction & development	1,926	1,946	1,883	1,735	1,481
Real estate - commercial & farmland	6,693	7,529	8,878	8,947	9,540
Real estate - residential	7,871	7,468	6,953	7,254	8,068
Consumer installment	13	13	—	6	—

Total Accruing TDRs	$17,024	$18,015	$18,513	$18,744	$19,893

Non-accruing loan types:
Commercial, financial & agricultural	$533	$—	$—	$—	$—
Real estate - construction & development	29	29	43	—	—
Real estate - commercial & farmland	1,858	1,493	3,595	4,149	2,770
Real estate - residential	704	1,046	1,111	1,022	620
Consumer installment	26	—	6	—	—

Total Non-accrual TDRs	$3,150	$2,568	$4,755	$5,171	$3,390

Total Troubled Debt Restructurings	$20,174	$20,583	$23,268	$23,915	$23,283

The following table presents the non-covered loan portfolio by risk grade:
Grade 10 - Prime credit	$72,759	$44,852	$40,268	$32,993	$34,809
Grade 15 - Good credit	230,810	241,690	232,773	236,500	244,466
Grade 20 - Satisfactory credit	731,154	708,606	665,777	641,950	592,283
Grade 23 - Performing, under-collateralized credit	30,729	29,829	29,403	31,433	30,176
Grade 25 - Minimum acceptable credit	433,358	443,105	425,646	399,210	427,598
Grade 30 - Other asset especially mentioned	28,952	29,265	32,485	35,298	35,478
Grade 40 - Substandard	61,270	57,880	66,147	72,994	74,606
Grade 50 - Doubtful	235	598	254	257	446
Grade 60 - Loss	—	2	—	—	—

Total	$1,589,267	$1,555,827	$1,492,753	$1,450,635	$1,439,862

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
AVERAGE BALANCES
Federal funds sold	$—	$—	$—	$57	$10	$—	$14,977
Interest bearing deposits in banks	66,424	52,090	101,452	152,875	125,775	73,194	137,139
Investment securities - taxable	260,262	271,282	286,745	300,773	316,967	273,303	317,590
Investment securities - nontaxable	52,279	50,300	53,819	52,017	47,819	52,127	46,800
Other investments	7,764	7,002	6,687	6,702	7,213	7,155	8,784
Mortgage loans held for sale	125,113	100,766	63,732	46,763	31,759	103,658	31,365
Loans	1,500,447	1,471,778	1,424,594	1,424,302	1,398,468	1,458,988	1,377,277
Covered loans	427,482	444,616	491,691	519,892	574,897	454,361	564,995

Total Earning Assets	$2,439,771	$2,397,834	2,428,720	2,503,381	2,502,908	$2,422,786	$2,498,927

Noninterest bearing deposits	$468,588	$479,054	$481,760	$502,069	$452,019	$476,419	$430,726
NOW accounts	573,088	579,312	633,313	626,440	593,204	595,017	605,939
MMDA	639,304	611,562	592,842	606,908	631,231	614,740	615,827
Savings accounts	104,498	104,534	102,380	100,722	102,129	103,812	95,555
Retail CDs < $100,000	290,771	298,553	313,191	342,518	365,807	302,373	369,497
Retail CDs > $100,000	349,931	358,980	368,577	391,075	430,677	357,478	424,117
Brokered CDs	12,970	16,176	19,448	34,588	41,799	16,174	64,890

Total Deposits	2,439,150	2,448,171	2,511,511	2,604,320	2,616,866	2,466,013	2,606,551

FHLB advances	—	—	—	—	2,160	—	4,855
Other borrowings	1,739	—	—	—	—	586	—
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	18,446	20,530	27,191	36,165	17,146	22,024	23,339

Total Non-Deposit Funding	62,454	62,799	69,460	78,434	61,575	64,879	70,463

Total Funding	$2,501,604	$2,510,970	$2,580,971	$2,682,754	$2,678,441	$2,530,892	$2,677,014

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
INTEREST INCOME/EXPENSE
INTEREST INCOME
Federal funds sold	$—	$—	$—	$—	$—	$—	$10
Interest bearing deposits in banks	44	29	85	102	104	158	332
Investment securities - taxable	1,720	1,719	1,697	1,737	2,017	5,136	6,513
Investment securities - nontaxable (TE)	475	464	506	501	493	1,446	1,491
Mortgage loans held for sale	1,231	959	572	455	285	2,762	603
Loans (TE)	20,254	19,904	19,604	20,224	19,983	59,762	57,548
Covered loans	8,248	9,066	8,765	9,859	8,951	26,079	30,731

Total Earning Assets	$31,972	$32,141	$31,229	$32,878	$31,833	$95,342	$97,228

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	248	250	302	340	300	800	1,273
MMDA	606	555	522	537	625	1,683	2,274
Savings accounts	29	29	29	30	32	87	102
Retail CDs < $100,000	406	437	498	600	726	1,341	2,501
Retail CDs > $100,000	635	675	706	815	990	2,016	3,301
Brokered CDs	101	137	169	281	332	407	1,272

Total Deposits	2,025	2,083	2,226	2,603	3,005	6,334	10,723

FHLB advances	—	—	—	—	15	0	110
Other borrowings	20	—	—	—	—	20	0
Subordinated debentures	359	363	270	332	362	992	1,151
Repurchase agreements	25	28	37	43	29	90	106
Correspondent bank line of credit and other	1	1	2	2	2	4	4

Total Non-Deposit Funding	405	392	309	377	408	1,106	1,371

Total Funding	$2,430	$2,475	$2,535	$2,980	$3,413	$7,440	$12,094

Net Interest Income (TE)	$29,542	$29,666	$28,694	$29,898	$28,420	$87,902	$85,134

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
YIELDS (1)
Federal funds sold	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%
Interest bearing deposits in banks	0.26%	0.22%	0.34%	0.27%	0.33%	0.29%	0.32%
Investment securities - taxable	2.62%	2.54%	2.40%	2.30%	2.53%	2.51%	2.74%
Investment securities - nontaxable	3.61%	3.70%	3.81%	3.83%	4.10%	3.71%	4.26%
Mortgage loans held for sale	3.90%	3.82%	3.64%	3.87%	3.57%	3.56%	2.57%
Loans	5.36%	5.42%	5.58%	5.65%	5.68%	5.48%	5.58%
Covered loans	7.65%	8.18%	7.23%	7.54%	6.19%	7.67%	7.27%

Total Earning Assets	5.20%	5.38%	5.21%	5.22%	5.06%	5.26%	5.20%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.17%	0.19%	0.22%	0.20%	0.18%	0.28%
MMDA	0.38%	0.36%	0.36%	0.35%	0.39%	0.37%	0.49%
Savings accounts	0.11%	0.11%	0.11%	0.12%	0.12%	0.11%	0.14%
Retail CDs < $100,000	0.55%	0.59%	0.64%	0.70%	0.79%	0.59%	0.90%
Retail CDs > $100,000	0.72%	0.75%	0.78%	0.83%	0.91%	0.75%	1.04%
Brokered CDs	3.09%	3.40%	3.52%	3.23%	3.16%	3.36%	2.62%

Total Deposits	0.33%	0.34%	0.36%	0.40%	0.46%	0.34%	0.55%
FHLB advances	0.00%	0.00%	0.00%	0.00%	2.76%	0.00%	3.03%
Subordinated debentures	3.37%	3.44%	2.59%	3.12%	3.41%	3.14%	3.64%
Repurchase agreements	0.54%	0.55%	0.55%	0.47%	0.67%	0.55%	0.61%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.57%	2.50%	1.80%	1.91%	2.64%	2.28%	2.60%

Total funding (3)	0.39%	0.40%	0.40%	0.44%	0.51%	0.39%	0.60%

Net interest spread	4.81%	4.98%	4.81%	4.78%	4.55%	4.87%	4.59%

Net interest margin	4.80%	4.96%	4.79%	4.75%	4.52%	4.85%	4.55%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
Pretax, Pre-provision Earnings Reconciliation
Pre-tax operating profit/(loss)	$9,939	$10,007	$7,891	$7,230	$2,719	$27,837	$14,490
Plus: Credit Related Costs
Provision for loan losses	2,920	4,165	2,923	4,442	6,540	10,008	26,647
(Gains)/Losses on the sale of legacy OREO	(157)	134	(20)	464	983	(43)	9,048
Problem loan and OREO expense	3,128	2,215	4,864	2,084	2,724	10,207	10,821
Interest reversed (received) on non-accrual loans	216	118	54	227	159	388	491

Total Credit-Related Costs	6,107	6,632	7,821	7,217	10,406	20,560	47,007

Plus: Non-recurring conversion charges	—	—	—	2,125	—	—	—
Less: Non-recurring gains
Gains related to FDIC acquisitions	—	—	—	—	—	—	(20,037)
Gains on sales of securities	—	1	(172)	(322)	—	(171)	—
Gains on sales of bank premises	159	(227)	(242)	—	—	(310)	—
Other non-recurring adjustments	(1,771)	(2,067)	(1,017)	(2,423)	602	(4,855)	602

Pretax, Pre-provision earnings	$14,434	$14,346	$14,281	$13,827	$13,727	$43,061	$42,062

As percentage of average assets, annualized	2.04%	2.04%	2.01%	1.84%	1.86%	2.05%	1.91%

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
Recurring Operating Expenses
Total Operating Expenses	28,749	26,688	28,884	29,791	28,810	84,321	89,679
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	157	(134)	20	(464)	(983)	43	(9,048)
Gains/(Losses) on the sale of covered OREO	—	—	(3,176)	—	—	(3,176)	—
Problem loan and OREO expense	(3,128)	(2,215)	(1,688)	(2,084)	(2,724)	(7,031)	(10,821)
Severance payments	(99)	—	—	(750)	—	(99)	(552)
Conversion/Acquisition expenses	(413)	—	—	(1,375)	—	(413)	(285)
Gains/(Losses) on the sale of premises	(159)	227	242	—	—	310	—

Recurring operating expenses	$25,107	$24,566	$24,282	$25,118	$25,103	$73,955	$68,973

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2013	Jun. 2013	Mar. 2013	Dec. 2012	Sept. 2012	Sept. 2013	Sept. 2012
Segment Reporting
Banking Division:
Net interest income	$28,089	$28,517	$27,766	$29,104	$27,953	$84,372	$84,243
Provision for loan losses	2,920	4,165	2,923	4,442	6,540	10,008	26,647
Noninterest income	7,054	6,383	6,896	7,136	6,091	20,333	37,749
Noninterest expense:
Salaries and employee benefits	10,799	10,478	11,037	13,021	11,446	32,314	32,435
Occupancy	3,029	2,781	2,765	3,476	3,190	8,575	9,250
Data Processing	2,908	2,634	2,471	3,119	2,510	8,013	7,222
Other expenses	7,473	6,444	8,890	6,586	8,706	22,807	34,470

Total noninterest expense	24,209	22,337	25,163	26,202	25,852	71,709	83,377

Income before income taxes	8,014	8,398	6,576	5,596	1,652	22,988	11,968
Income Tax	2,588	2,766	2,146	1,986	443	7,500	3,845
Net income	5,426	5,632	4,430	3,610	1,209	15,488	8,123
Preferred stock dividends	443	442	441	1,118	827	1,326	2,459

Net income available to common shareholders	$4,983	$5,190	$3,989	$2,492	$382	$14,162	$5,664

Mortgage Division:
Net interest income	$1,231	$959	$572	$455	$285	$2,762	$603
Provision for loan losses	—	—	—	—	—	—	—
Noninterest income	5,234	5,001	4,464	4,768	3,740	14,699	8,221
Noninterest expense:						—
Salaries and employee benefits	3,613	2,903	2,769	2,764	2,320	9,285	4,902
Occupancy	120	197	166	177	150	483	305
Data Processing	164	202	99	135	89	465	207
Other expenses	643	1,049	687	513	399	2,379	888

Total noninterest expense	4,540	4,351	3,721	3,589	2,958	12,612	6,302

Income before income taxes	1,925	1,609	1,315	1,634	1,067	4,849	2,522
Income Tax	674	563	460	572	373	1,697	882
Net income	1,251	1,046	855	1,062	694	3,152	1,640
Preferred stock dividends	—	—	—	—	—	—	—

Net income available to common shareholders	$1,251	$1,046	$855	$1,062	$694	$3,152	$1,640

Total Consolidated:
Net interest income	$29,320	$29,476	$28,338	$29,559	$28,238	$87,134	$84,846
Provision for loan losses	2,920	4,165	2,923	4,442	6,540	10,008	26,647
Noninterest income	12,288	11,384	11,360	11,904	9,831	35,032	45,970
Noninterest expense:
Salaries and employee benefits	14,412	13,381	13,806	15,785	13,766	41,599	37,337
Occupancy	3,149	2,978	2,931	3,653	3,340	9,058	9,555
Data Processing	3,072	2,836	2,570	3,254	2,599	8,478	7,429
Other expenses	8,116	7,493	9,577	7,099	9,105	25,186	35,358

Total noninterest expense	28,749	26,688	28,884	29,791	28,810	84,321	89,679

Income before income taxes	9,939	10,007	7,891	7,230	2,719	27,837	14,490
Income Tax	3,262	3,329	2,606	2,558	816	9,197	4,727
Net income	6,677	6,678	5,285	4,672	1,903	18,640	9,763
Preferred stock dividends	443	442	441	1,118	827	1,326	2,459

Net income available to common shareholders	$6,234	$6,236	$4,844	$3,554	$1,076	$17,314	$7,304